Exhibit 107

Calculation of Filing Fee Table

Form SF-1

(Form Type)

Kentucky Power Company	Kentucky Power Cost Recovery LLC
(Exact Name of Registrant, Sponsor and Depositor as Specified in its Charter)	(Exact Name of Registrant and Issuing Entity as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)

Fees to Be Paid	Debt	2025 Senior Secured Recovery Bonds	Rule 457(o)	$477,305,000	100%	$477,305,000	0.00015310	$73,075.40

Fees Previously Paid	Debt	2025 Senior Secured Recovery Bonds	Rule 457(o)	$1,000,000	100%	$1,000,000	0.00015310	$153.10

	Total Offering Amounts					$478,305,000		$73,228.50

	Total Fees Previously Paid(2)							$153.10

	Total Fee Offsets							$0.00

	Net Fee Due							$73,075.40

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

$153.10 was previously paid in connection with the initial filing of this Registration Statement on January 2, 2025, where $1,000,000 aggregate principal amount of 2025 Senior Secured Recovery Bonds were registered.